Exhibit 21.1

Subsidiary Name	Place of Registration
VAALCO Gabon (Etame), Inc.	Delaware
VAALCO Energy (EG), Inc.	Delaware
VAALCO Energy (International) LLC	Delaware
VAALCO Energy (Holdings), LLC	Delaware
VAALCO International Management, LLC	Delaware
VAALCO Energy (G), Inc.	Delaware
VAALCO Energy (H), Inc.	Delaware
VAALCO Energy CDI 2, Inc.	Delaware
VAALCO Energy Mauritius (EG), Ltd	Mauritius
VAALCO Gabon S.A.	Gabon
VAALCO Energy Canada, Inc.	Province of Alberta
VAALCO Egypt Holdings Inc.	Turks & Caicos
TG Holdings Yemen Inc.	Turks & Caicos
VAALCO West Bakr Inc.	Turks & Caicos
VAALCO West Gharib Inc.	Turks & Caicos
VAALCO NW Gharib Inc.	Turks & Caicos
VAALCO S Ghazalat Inc.	Turks & Caicos
VAALCO Gabon (G), Inc.	Turks & Caicos
VAALCO Gabon (H), Inc.	Turks & Caicos
VAALCO Energy Cote d’Ivoire (2), Inc.	Turks & Caicos
VAALCO Energy Cote d’Ivoire AB	Sweden
VAALCO Energy Cote d’Ivoire Holding AB	Sweden
SPE Nigeria AB	Sweden
VAALCO Energy Cote d’Ivoire SPE AB	Sweden
Svenska Nigeria Exploration & Production Ltd	Nigeria